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                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212-838-1177
                               FAX - 212-838-9190


                                                            WRITER'S DIRECT LINE
                                                                  (212) 838-8040



                                 April 15, 2003

Mr. Thomas Stuckey
Milestone Scientific, Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Dear Tom:

         This will confirm that we have agreed to defer payment of an additional $160,000 in fees due to us until January 2, 2005, except for payments out of future profits or the net proceeds of equity financings.

         This will further inform that the $160,000 balance of the amount deferred last year until January 2, 2003 (after giving effect to a $90,000 payment in restricted shares of Common Stock), is now deferred until January 2, 2005 except for payments out of future profits or the net proceeds of equity financings, provided that it does not impact operations.


                                                              Very truly yours,




                                                              Stephen A. Zelnick

SAZ/ds